Exhibit 10.01

ANNUAL MEETING AGREEMENT

This Annual Meeting Agreement (this “Agreement”) dated March 4, 2015, is by and among the persons and entities listed on Schedule A (collectively, the “Vertex Group”, and individually a member of the Vertex Group) and Meru Networks, Inc. (the “Company”).

WHEREAS, the Vertex Group has recommended certain candidates for nomination for election to the Company’s Board of Directors (the “Board”) at the Company’s 2015 annual meeting of stockholders (the “2015 Meeting”).

WHEREAS, the Special Proxy Committee of the Board, consisting solely of independent directors to address certain nomination-related matters (the “Special Nominating Committee”), and the full Board have considered the qualifications of all candidates for nomination for election to the Board, including the Vertex Group-recommended candidates.

WHEREAS, the Board, pursuant to the Special Nominating Committee’s recommendation, has approved nominees for the slate of directors for election at the 2015 Meeting consisting of Bami Bastani, Stephen Domenik, Sudhakar Ramakrishna, Barry Cox and a candidate originally recommended by the Vertex Group, John Kurtzweil (the “Company’s Board Slate”).

NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, including the consideration of candidates recommended by the Vertex Group, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. 2015 Meeting. Each member of the Vertex Group shall cause all shares of Common Stock beneficially owned as of the record date for the 2015 Meeting, directly or indirectly, by it, or by any Vertex Affiliate, to be present for quorum purposes and to be voted, at the 2015 Meeting and at any adjournments or postponements thereof, and further agrees that they shall vote in favor of (i) the Company’s Board Slate for election at such meeting and (ii) in accordance with the Board’s recommendation with respect to any proposal regarding the ratification of the Company’s current independent registered public accounting firm.

2. Termination. Unless mutually terminated in writing by the parties, this Agreement is effective as of the date hereof and shall remain in full force and effect until immediately after the 2015 Meeting.

3. Miscellaneous. Each member of the Vertex Group agrees that it will not seek or use any confidential information of the Company obtained from any Board member for its own benefit or for any other purpose, or disclose it to any other party. The parties hereto shall be entitled to injunctions to prevent breaches of this Agreement, to enforce the terms and provisions of this Agreement, in addition to any other remedies at law or in equity. This Agreement shall be governed in all respects by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state without giving effect to the choice of law principles of such state.

4. Entire Agreement; Amendment; Assignment. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has executed this Annual Meeting Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

Meru Networks, Inc.

By:	/s/ Mark Liu
Name:	Mark Liu
Title:	General Counsel

IN WITNESS WHEREOF, each of the parties hereto has executed this Annual Meeting Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

Vertex Special Opportunities Fund III, LP

By:	Vertex Special Opportunities GP III, L.L.C. General Partner

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Managing Member

Vertex Special Opportunities GP III, L.L.C.

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Managing Member

Vertex Capital Advisors, LLC

By:	/s/ Eric Singer
Name:	Eric Singer
Title:	Managing Member

/s/ Eric Singer
Eric Singer

Schedule A

Members of Vertex Group

Vertex Special Opportunities Fund III, LP

Vertex Special Opportunities GP III, LLC

Vertex Capital Advisors, LLC

Eric Singer